8-K CINCINNATI BELL

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 29, 2007
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

221 East Fourth Street
Cincinnati, Ohio
(Address of principal		45202
executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 9.01 Financial Statements and Exhibits.
Exhibit Index
EX-99.1
EX-99.2

Form 8-K	Cincinnati Bell Inc.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
(See below)
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation
     On March 23, 2007, Cincinnati Bell Inc. (the “Company”) and certain of its subsidiaries entered into an accounts receivables purchase program with various purchasers and purchaser agents, and PNC Bank, National Association, as administrator (the “Receivables Transaction”). Pursuant to the Receivables Transaction, the Company will contribute and certain of its subsidiaries will sell, convey, transfer and assign certain accounts receivable and related rights (the “Accounts Receivable”) to Cincinnati Bell Funding LLC (“CB Funding”), a wholly owned special purpose entity controlled by the Company, which will in turn sell an undivided percentage interest in the pooled Accounts Receivable (the “Receivables Pool”) to certain conduit purchasers or related committed purchasers in exchange for cash and other consideration of up to Eighty Million US Dollars ($80,000,000.00) (the “Receivables Facility”). The purchase of the Accounts Receivable by CB Funding will be pursuant to a certain Purchase and Sale Agreement, dated as of March 23, 2007, among Cincinnati Bell Any Distance Inc., Cincinnati Bell Telephone Company LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Extended Territories LLC, Cincinnati Bell Complete Protection Inc., CB Funding, and the Company as Servicer and sole member of CB Funding (the “Purchase and Sale Agreement”). The sale of the undivided percentage interest in the Receivables Pool and the funding of the Receivables Facility will be pursuant to a certain Receivables Purchase Agreement dated as of March 23, 2007 among CB Funding as Seller, the Company as Servicer, various purchasers and purchaser agents, and PNC Bank, National Association, as Administrator (the “Receivables Purchase Agreement”). The Company acts as a servicer for the Receivables Transaction. Unless earlier terminated or subsequently extended pursuant to the terms of the Receivables Purchase Agreement, the Receivables Facility will expire on March 23, 2012. The Receivables Facility will be used to pay down higher-interest-rate debt and to fund short-term borrowings as needed from time to time.
Terms and Conditions of the Purchase and Sale Agreement
     Under the Purchase and Sale Agreement, certain of the Company’s subsidiaries will sell the Accounts Receivable to CB Funding. The purchase price for the Accounts Receivable will be based on an agreed upon discount to the face value of the Accounts Receivable. The performance of the originating subsidiaries under the Purchase and Sale Agreement is guaranteed by the Company. The Purchase and Sale Agreement also contains representations, warranties, covenants and indemnities customary for agreements of this type.
     A copy of the Purchase and Sale Agreement is attached to this Current Report as Exhibit 99.1.
Terms and Conditions of the Receivables Purchase Agreement
     Under the Receivables Purchase Agreement, CB Funding will sell an undivided percentage interest in the Receivables Pool to certain conduit purchasers or related committed purchasers in exchange for the funding of the Receivables Facility of up to Eighty Million US Dollars ($80,000,000.00). The Receivables Facility is secured by a first priority interest in the Accounts Receivable owned by CB Funding. The Receivables Agreement also contains representations, warranties, covenants and indemnities customary for programs of this type.
     A copy of the Receivables Purchase Agreement is attached to this Current Report as Exhibit 99.2.

Form 8-K	Cincinnati Bell Inc.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1	The Purchase and Sale Agreement, dated as of March 23, 2007, among Cincinnati Bell Any Distance Inc., Cincinnati Bell Telephone Company LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Extended Territories LLC, Cincinnati Bell Complete Protection Inc., Cincinnati Bell Funding LLC and Cincinnati Bell Inc., as Servicer and sole member of Cincinnati Bell Funding LLC.
99.2	The Receivables Purchase Agreement, dated as of March 23, 2007, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, various Purchasers and Purchaser Agents, and PNC Bank, National Association, as Administrator.

Form 8-K	Cincinnati Bell Inc.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: March 29, 2007

Exhibit Index

Exhibit No.	Exhibit
99.1	The Purchase and Sale Agreement, dated as of March 23, 2007, among Cincinnati Bell Any Distance Inc., Cincinnati Bell Telephone Company LLC, Cincinnati Bell Wireless LLC, Cincinnati Bell Extended Territories LLC, Cincinnati Bell Complete Protection Inc., Cincinnati Bell Funding LLC and Cincinnati Bell Inc., as Servicer and sole member of Cincinnati Bell Funding LLC.

99.2	The Receivables Purchase Agreement, dated as of March 23, 2007, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, various Purchasers and Purchaser Agents, and PNC Bank, National Association, as Administrator.

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